                                                                    Exhibit 3.48

[SEAL]
LLC-1011
(07/04)

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                          ARTICLES OF ORGANIZATION OF A
                       DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:

1.   THE NAME OF THE LIMITED LIABILITY COMPANY IS

                         Old Dominion Neighborhoods, LLC
    (The name must contain the words "limited company" or "limited liability company" or their abbreviations "L.C.", LC", "L.L.C" or "LLC")

2.   A.   THE NAME OF THE LIMITED LIABILITY COMPANY'S INITIAL REGISTERED AGENT
          IS Stuart M. Ginsberg.

     B.   THE REGISTERED AGENT IS (MARK APPROPRIATE BOX):

          (1)  an INDIVIDUAL who is resident of Virginia AND

               [ ]  a member or manager of the limited liability company.

               [ ] a member or manager of a limited liability company that is a member or manager of the limited liability company.

               [ ] an officer or director of a corporation that is a member or manager of the limited liability company.

               [ ] a general partner of a general or limited partnership that is a member or manager of the limited liability company.

               [ ] a trustee of a trust that is a member or manager of the limited liability company.

               [x]  a member of the Virginia State Bar.

                                       OR

          (2) [ ] a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

3. THE LIMITED LIABILITY COMPANY'S INITIAL REGISTERED OFFICE ADDRESS, INCLUDING THE STREET AND NUMBER, IF ANY, WHICH IS IDENTICAL TO THE BUSINESS OFFICE OF THE INITIAL REGISTERED AGENT, IS:

                      1881 Campus Commons Drive, Suite 101
                                 (number/street)

    Reston                             VA                                 20191,
(city or town)                                                             (zip)

     Which is located in the [ ] city OR [x] county of Fairfax.

4. THE LIMITED LIABILITY COMPANY'S PRINCIPAL OFFICE ADDRESS, INCLUDING THE STREET AND NUMBER, IF ANY, IS

                      1881 Campus Commons Drive, Suite 101
                                 (number/street)

    Reston                             VA                                 20191.
(city or town)                                                             (zip)

5.   ORGANIZER:


/s/ Stuart M. Ginsberg                                                  12/08/04
-------------------------------------                                    (date)
(organizer)

Stuart M. Ginsberg                                          703.715.5811
(printed name)                                     (telephone number (optional))

                         SEE INSTRUCTIONS ON THE REVERSE